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                                                                    EXHIBIT 99.2


TECUMSEH PRODUCTS COMPANY REPORTS ON NASDAQ LISTING STATUS

Tecumseh, Michigan, November 17, 2006 . . . . Tecumseh Products Company
(NASDAQ-TECUA, TECUB) announced today that it received a Nasdaq staff determination letter on November 15, 2006 indicating that the Company had failed to comply with the filing requirements for continued listing set forth in Nasdaq's Marketplace Rule 4310(c)(14) and that Tecumseh's stock is therefore subject to delisting from The Nasdaq Global Market. Nasdaq issued the letter because, as previously announced, the Company has delayed reporting its 2006 third quarter results because it needs additional time to close its books and evaluate the accounting for income taxes in its interim periods.

Tecumseh will appeal the Nasdaq staff determination. During the appeal process, which generally takes four to six weeks, Tecumseh stock will continue to be listed on Nasdaq. The Company expects to file its Form 10-Q for the third quarter before the appeal process is completed, which the Company expects will resolve the matter and will permit Tecumseh stock to continue to be listed on Nasdaq.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects", "should", "may", "believes", "anticipates", "will", and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv)the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity, xviii) the ongoing financial health of major customers, and xix) the continuing willingness of our domestic and foreign lenders to cooperate with us in modifying covenants and repayment terms as required to accommodate changes in our business. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Contact:  Teresa Hess
          Director, Investor Relations
          Tecumseh Products Company
          517-423-8455


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